Exhibit 10.4

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) dated as of June 10, 2014 is among Green Plains Processing LLC (the “Borrower”), Green Plains Inc. (the “Parent”), each subsidiary of the Borrower that from time to time becomes a party hereto (together with the Borrower and the Parent, individually each a “Pledgor” and collectively the “Pledgors”) and BNP Paribas as collateral agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders party thereto, the Collateral Agent, BNP Paribas, as administrative agent (the “Administrative Agent”), and Bank of Montreal, acting under its trade name, BMO Capital Markets, and BNP Paribas Securities Corp., as joint lead arrangers and joint book runners, have entered into a Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, pursuant to a Guaranty dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), each Pledgor (other than the Borrower) has guaranteed the obligations of the Borrower under or in connection with the Loan Agreement; and

WHEREAS, the obligations of the Borrower under the Loan Documents (as defined in the Loan Agreement), and the obligations of each other Pledgor under the applicable Guaranty are to be secured pursuant to this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Interpretation. (a) In addition to terms defined in the preamble and recitals above, (i) capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Loan Agreement and (ii) the following terms have the following meanings:

“Collateral” —see Section 2.

“Default” means (a) any Event of Default; and (b) any Unmatured Event of Default under Section 12.1.7 or 12.1.8 of the Loan Agreement.

“Issuer” means the issuer of any of the shares of stock or other securities representing any of the Collateral.

“Lender Party” means the Administrative Agent, the Collateral Agent and each Lender.

“Liabilities” means (a) with respect to the Borrower, (i) all obligations of the Borrower under or in connection with the Loan Agreement or any other Loan Document (including this Agreement); and (b) with respect to any other Pledgor, all obligations of such Pledgor under or in connection with the Guaranty or any other Loan Document (including this Agreement), in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(b) The rules of interpretation set forth in Section 1.2 of the Loan Agreement shall apply as if fully set forth herein, mutatis mutandis.

2. Pledge. As security for the payment of all Liabilities, each Pledgor hereby pledges to the Collateral Agent for the benefit of the Lender Parties, and grants to the Collateral Agent for the benefit of the Lender Parties a continuing security interest in, all of such Pledgor’s right, title, and interest in, to and under the following, whether now existing or hereafter arising or acquired:

A. All of the shares of stock or other securities described in Schedule I opposite the name of such Pledgor, all certificates and/or instruments representing such shares of stock or other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any of such shares or other securities;

B. All additional shares of stock or other securities of any Issuer from time to time acquired by such Pledgor in any manner, all certificates representing such additional shares or other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any of such shares or other securities;

C. All other property delivered to the Collateral Agent by such Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any such property; and

D. All products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the “Collateral”.

Each Pledgor represents as of the date hereof to the Collateral Agent and the other Lender Parties that Schedule I contains a complete listing of all stock and securities owned by such Pledgor. Each Pledgor agrees to deliver to the Collateral Agent, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), any certificates evidencing the Collateral and all other Collateral (other than dividends that such Pledgor is entitled to receive and retain pursuant to Section 5) that may at any time or from time to time be in or come into the possession or control of such Pledgor.

3. Warranties; Further Assurances. Each Pledgor warrants to the Collateral Agent and the other Lender Parties that: (a) such Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and beneficial owner of such Pledgor’s Collateral free and clear of all Liens other than the security interest created hereunder and under the other Loan Documents and Permitted Liens; (b) to the extent such Pledgor’s Collateral is represented by certificated securities, the pledge and delivery of such Pledgor’s Collateral pursuant to this Agreement will create a valid perfected security interest in such Collateral in favor of the Collateral Agent; (c) to the extent such Pledgor’s Collateral is represented by uncertificated securities, such Pledgor has caused the issuer thereof either to (i) register the Collateral Agent as the registered owner of such security or (ii) agree in an authenticated record with such Pledgor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Pledgor, (d) all shares of stock or other securities pledged by such Pledgor referred to on Schedule I opposite the name of such Pledgor are duly authorized, validly issued, fully paid and non-assessable; (e) all Collateral is either presently uncertificated or represented by certificates as listed on Schedule I hereto, and the pledge granted hereunder extends to all rights with respect thereto, including membership rights, economic rights, voting rights, control rights and the right to become a member, (f) as of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Collateral, (g) as to each Issuer whose name appears in Schedule I opposite the name of such Pledgor, such Pledgor’s Collateral represents on the date hereof not less than the applicable percentage (as shown in Schedule I) of the total shares of capital stock or other Equity Interests issued and outstanding of such Issuer; and (h) the information set forth on Schedule I opposite the name of such Pledgor is true and accurate in all respects.

Until all Liabilities (other than contingent indemnification obligations that are not yet due and payable) have been indefeasibly paid in full in cash, each Pledgor shall (i) not, except as permitted by the Loan Agreement, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of any Issuer that is pledged hereunder; (ii) deliver such UCC financing statements and other documents (and pay the costs of filing and recording the same in all public offices deemed necessary or appropriate by the Collateral Agent) and do such other acts and things as are necessary or as the Collateral Agent may from time to time reasonably request, to establish and maintain a valid, perfected security interest in such Pledgor’s Collateral (free of all other Liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the performance and payment of the Liabilities (and by its signature hereto, such Pledgor authorizes the Collateral Agent to file any financing statements without the signature of such Pledgor, which financing statements may contain an indication or description of collateral that describes such property in any manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral); (iii) execute and deliver to the Collateral Agent such stock powers, issuer acknowledgments and similar documents relating to such Pledgor’s Collateral, satisfactory in form and substance to the Collateral Agent, as the Collateral Agent may reasonably request; and (iv) furnish the Collateral Agent or any other

Lender Party such information concerning such Pledgor’s Collateral as the Collateral Agent or such Lender Party may from time to time reasonably request, and will permit the Collateral Agent or any Lender Party or any designee of the Collateral Agent or such Lender Party, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of an Event of Default), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Pledgor which pertain to such Pledgor’s Collateral, and will, upon request of the Collateral Agent, deliver to the Collateral Agent copies of such records and papers.

No Pledgor will allow any of its Subsidiaries:

(a) that is a corporation, business trust, joint stock company or similar Person, to issue uncertificated securities;

(b) that is a partnership or limited liability company, to (i) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its Organizational Documents that its Equity Interests are securities governed by Article 8 of the UCC, or (iii) place such Subsidiary’s Equity Interests in a Securities Account (as defined in the UCC); and

(c) to issue Equity Interests in addition to or in substitution for the Equity Interests pledged hereunder, except to such Pledgor (and such Equity Interests are immediately pledged and delivered to the Collateral Agent pursuant to the terms of this Agreement).

4. Holding in Name of Collateral Agent, etc. The Collateral Agent may, and at the direction of the Required Lenders shall, from time to time during the existence of a Default, without notice to the Pledgors, take any of the following actions: (a) transfer any Collateral into the name of the Collateral Agent or any nominee or sub-agent for the Collateral Agent, with or without disclosing that such Collateral is subject to the Lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of any Pledgor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto and (f) take control of any proceeds of the Collateral.

5. Voting Rights, Dividends, etc. (a) So long as the Collateral Agent has not given the notice referred to in Section 5(b) below:

(i) The Pledgors shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by the Pledgors of stock purchase or subscription rights may be made only from funds of the Pledgors not comprising part of the Collateral required to be delivered to the Collateral Agent hereunder) relating or pertaining to the Collateral or any part thereof for any purpose; provided that each Pledgor agrees that it will not exercise any such right or power in any manner which would violate this Agreement or any other Loan Document.

(ii) The Pledgors shall be entitled to receive and retain any and all lawful dividends payable in respect of the Collateral that are paid in cash by any Issuer if such dividends are not prohibited by the Loan Agreement, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or securities or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be part of the Collateral hereunder and, if received by any Pledgor, shall be forthwith delivered to the Collateral Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

(iii) The Collateral Agent shall execute and deliver, or cause to be executed and delivered, to the applicable Pledgor, all proxies, powers of attorney, dividend orders and other instruments as such Pledgor may request for the purpose of enabling such Pledgor to exercise the rights and powers that it is entitled to exercise pursuant to Section 5(a)(i) above and to receive the dividends that it is authorized to retain pursuant to Section 5(a)(ii) above.

(b) Upon notice from the Collateral Agent during the existence of a Default, and so long as the same shall be continuing, all rights and powers that the Pledgors are entitled to exercise pursuant to Section 5(a)(i) hereof, and all rights of the Pledgors to receive and retain dividends pursuant to Section 5(a)(ii) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Collateral Agent which shall have, during the existence of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends, as the Required Lenders may from time to time direct. Any and all money and other property paid over to or received by the Collateral Agent pursuant to this Section 5(b) shall be retained by the Collateral Agent as additional Collateral hereunder and applied in accordance with the provisions hereof.

6. Remedies. During the existence of a Default, the Collateral Agent may, and at the direction of the Required Lenders shall, exercise from time to time any rights and remedies available to it under the UCC or otherwise available to it. Without limiting the foregoing, during the existence of a Default, the Collateral Agent, at the direction of the Required Lenders (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind (except as set forth in the following sentence), (i) sell any Collateral, free of all rights and claims of any Pledgor therein, at any public or private sale or brokers’ board and (ii) bid for and purchase any Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the applicable Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to any Collateral. Each Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Collateral Agent of any of its rights and remedies during the existence of a

Default; provided that, unless the Collateral Agent or the Required Lenders determine that the applicable Collateral is declining speedily in value or is of a type that is customarily sold on a recognized market, the Collateral Agent shall give the applicable Pledgor at least ten days’ prior written notice of either the time and place of any public sale of any Collateral or of the time after which any private sale or other intended disposition of any Collateral is to be made (and each Pledgor agrees that notice so given shall be deemed to be reasonable and proper for all purposes). Any cash proceeds of any disposition by the Collateral Agent of any Collateral shall be applied by the Collateral Agent, at the direction of the Required Lenders, to the payment of the Liabilities until paid in full, and any surplus will be paid to the applicable Pledgor or as a court of competent jurisdiction shall direct.

Each Pledgor authorizes the Collateral Agent to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (A) avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to Persons that will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (B) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and each Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Collateral Agent shall not be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Each Pledgor hereby appoints the Collateral Agent as the attorney-in-fact for such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing or completing any instruments which the Required Lenders may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest; provided that the Collateral Agent shall not exercise its rights as such attorney-in-fact unless an Event of Default exists.

7. General. The Collateral Agent shall exercise reasonable care in the custody and preservation of any Collateral in its possession (and the Collateral Agent shall be deemed to have exercised such reasonable care if it takes any action that the applicable Pledgor requests in writing for such purpose, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any right with respect to any Collateral against prior parties in interest or other rights pertaining to the Collateral, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral).

All notices and requests hereunder shall be given in accordance with Section 14.3 of the Loan Agreement and sent to the applicable party at its address described therein, at the address shown for such party on Schedule II or at such other address as such party may, by written notice to the other parties, have designated as its address for such purpose.

No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

This Agreement shall remain in full force and effect until all Liabilities (other than contingent indemnification obligations that are not yet due and payable) have been indefeasibly paid in full in cash. Upon any such termination, the Collateral Agent will, upon any Pledgor’s request and at such Pledgor’s sole expense, (a) deliver to such Pledgor, without any representation, warranty or recourse of any kind whatsoever, all of such Pledgor’s Collateral held by the Collateral Agent hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof and (b) execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination and the release of any security interest granted hereby. If at any time all or any part of any payment theretofore applied by the Collateral Agent or any other Lender Party to any of the Liabilities is or must be rescinded or returned by the Collateral Agent or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Pledgor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such other Lender Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent or such other Lender Party had not been made.

Each Pledgor hereby agrees (i) to indemnify and hold harmless the Collateral Agent and its successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively, the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Collateral Agent be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this paragraph are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of the Pledgor contained in this paragraph shall continue in full force and effect notwithstanding the indefeasible payment in full in cash of all Liabilities.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

This Agreement shall be binding upon the Pledgors and the Collateral Agent and their respective successors and assigns (provided that no Pledgor may assign its obligations hereunder without the prior written consent of the Collateral Agent), and shall inure to the benefit of each Pledgor and the Collateral Agent and the successors and assigns of the Collateral Agent.

This Agreement may be executed in any number of counterparts (including via facsimile or a .pdf or similar file) and by the different parties hereto on separate counterparts and each such counterpart shall be deemed an original, but all such counterparts shall together constitute but one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Collateral Agent a joinder to this Agreement, together with a supplement to Schedule I hereto setting forth all relevant information with respect to such party as of the date of delivery, whereupon Schedule I hereto shall be deemed to be amended automatically to incorporate such information. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by the terms of, this Agreement.

Other than automatic modifications related to the addition of a party hereto as described in the preceding paragraph, no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Pledgors and the Collateral Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE; (B) CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID TO SUCH ADDRESS OF SUCH PARTY REFERRED TO ABOVE (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICE HEREUNDER), OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK; AND (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH PLEDGOR, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OTHER LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT, FOR THE BENEFIT OF THE OTHER LENDER PARTIES, ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

GREEN PLAINS PROCESSING LLC

By:	/s/ Patrich Simpkins
Name:	Patrich Simpkins
Title:	EVP-Finance & Treasurer

GREEN PLAINS INC.

By:	/s/ Patrich Simpkins
Name:	Patrich Simpkins
Title:	EVP-Finance & Treasurer

BNP PARIBAS, as Collateral Agent

By:	/s/ Karlien Zumpolle
Name:	Karlien Zumpolle
Title:	Vice President

By:	/s/ Keith Richards
Name:	Keith Richards
Title:	Director

Joinder to the Pledge Agreement dated as of June 10, 2014 among Green Plains Inc., Green Plains Processing LLC, each subsidiary of Green Plains Processing LLC that becomes a party thereto and BNP Paribas, as Collateral Agent (as defined in the Pledge Agreement).

The undersigned is executing a joinder hereto for purposes of becoming a party to the Pledge Agreement (and the undersigned has attached hereto a supplement to Schedule I to the Pledge Agreement setting forth all information necessary to make the representations and warranties set forth in the Pledge Agreement with respect to the undersigned accurate as of the date of the execution and delivery hereof):

[PLEDGOR]

By: Name [Printed]: Title:

SCHEDULE I

TO PLEDGE AGREEMENT

STOCK

Pledgor	Issuer	Certificate Number	Number of Pledged Shares	Number of Shares Issued and Outstanding	Pledged Shares as Percentage of Total Shares of Issuer Outstanding
Green Plains Inc.	Green Plains Processing LLC	Uncertificated	All units	N/A	100%
Green Plains Processing LLC	Green Plains Central City LLC	Uncertificated	All units	N/A	100%
Green Plains Processing LLC	Green Plains Ord LLC	Uncertificated	All units	N/A	100%
Green Plains Processing LLC	Green Plains Shenandoah LLC	Uncertificated	All units	N/A	100%
Green Plains Processing LLC	Green Plains Atkinson LLC	Uncertificated	All units	N/A	100%
Green Plains Processing LLC	Green Plains Otter Tail LLC	Uncertificated	All units	N/A	100%
Green Plains Processing LLC	Green Plains Bluffton LLC	Uncertificated	All units	N/A	100%
Green Plains Processing LLC	Green Plains Corn Oil LLC	Uncertificated	All units	N/A	100%

Schedule I

SCHEDULE II

TO PLEDGE AGREEMENT

ADDRESS FOR NOTICES

GREEN PLAINS PROCESSING LLC

Green Plains Processing LLC

450 Regency Parkway Suite 400

Omaha NE 68114

Attention: President & CEO

Facsimile: 402.884.8776

with a copy to (which shall not constitute notice):

Green Plains Processing LLC

450 Regency Parkway Suite 400

Omaha NE 68114

Attention: General Counsel

Facsimile: 402.952.4916

GREEN PLAINS INC.

Green Plains Inc.

450 Regency Parkway Suite 400

Omaha NE 68114

Attention: President & CEO

Facsimile: 402.884.8776

with a copy to (which shall not constitute notice):

Green Plains Inc.

450 Regency Parkway Suite 400

Omaha NE 68114

Attention: General Counsel

Facsimile: 402.952.4916

BNP PARIBAS, as Collateral Agent

BNP Paribas, as Collateral Agent

787 Seventh Avenue

New York, NY 10019

Attn: Karlien Zumpolle

Facsimile:

Email: karlien.zumpolle@us.bnpparibas.com

Schedule II